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                            SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
 1934
 Filed by the Registrant /X/
 Filed by a Party other than the Registrant / /

 Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/X/ Soliciting Material Pursuant to Section 240.14a-12

                        IL FORNAIO (AMERICA) CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 Not applicable
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies: ____________

2.  Aggregate number of securities to which transaction applies: _______________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):________________________________

4.  Proposed maximum aggregate value of transaction: ___________________________

5.  Total fee paid: ____________________________________________________________

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. _______________________________

1.  Amount Previously Paid: ____________________________________________________

2.  Form, Schedule or Registration Statement No.: ______________________________

3.  Filing Party: ______________________________________________________________

4.  Date Filed: ________________________________________________________________

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                                [IL FORNAIO LOGO]


FOR IMMEDIATE RELEASE                          CONTACT:    Michael J. Hislop
                                                           (415) 945-0500
                                                           mhislop@ilfo.com




           IL FORNAIO ANNOUNCES NEGOTIATIONS TO AMEND MERGER AGREEMENT

         CORTE MADERA, CA--April 17, 2001--Il Fornaio (America) Corporation (Nasdaq National Market: ILFO), an authentic Italian restaurant and bakery company with locations across the United States, announced today that it is currently in negotiations with Bruckmann, Rosser, Sherrill & Co., L.L.C. ("BRS") to amend the terms of the merger agreement, originally entered into in November 2000, between the Company and Manhattan Acquisition Corp., an affiliate of BRS. It is anticipated that, if an agreement is reached, the merger consideration payable to the stockholders of the Company will be reduced from $14.00 per share in cash to a price that reflects current economic conditions. Although negotiations are ongoing, the price is currently expected to be not less than $12.00 per share in cash.

         The expected price reduction reflects unfavorable developments in the debt markets that have occurred since the original merger agreement was signed, as well as concerns regarding the impact on Il Fornaio of the recent slowdown in the economy and the energy crisis in California. Completion of the merger remains subject to negotiation and execution of a definitive amended merger agreement, as well as a number of other conditions, including receipt of financing required to complete the merger and stockholder and regulatory approvals.

FORWARD-LOOKING STATEMENTS

         This document contains forward-looking statements that involve risks and uncertainties relating to future events, including whether, when and the price at which the proposed merger will be consummated. These risks and uncertainties could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to, risks that a definitive amended merger agreement will not be




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executed and that stockholder approval, financing, and regulatory and other clearances and consents may not be obtained in a timely manner or at all and that any other conditions to the merger may not be satisfied. The Company assumes no obligation to update the forward-looking information.

INFORMATION CONCERNING PARTICIPANTS

         Il Fornaio (America) Corporation, its directors and executive officers may be deemed to be participants in the solicitation of proxies from Il Fornaio stockholders to approve the merger. The directors and executive officers of Il Fornaio have interests in the merger, some of which may differ from, or may be in addition to, those of Il Fornaio's stockholders generally. Those interests, which will be described in greater detail in the proxy statement with respect to the merger, include interests related to the equity participation by certain executive officers and directors in the acquiring entity, potential employment relationships, option and stock holdings and indemnification.

AVAILABILITY OF PROXY STATEMENT

         Il Fornaio (America) Corporation plans to file and mail to its stockholders a definitive proxy statement containing information about Il Fornaio, the merger and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should consider before making a decision about the merger. When available, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Il Fornaio, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement, when available, and Il Fornaio's SEC filings will also be obtainable, without charge, from Il Fornaio's Chief Financial Officer at Il Fornaio (America) Corporation, 770 Tamalpais Drive #400, Corte Madera, CA 94924 (415) 945-0500.




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